Exhibit 5.2

Reed Smith LLP
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March 13, 2025

ADS-TEC Energy PLC

10 Earlsford Terrace

Dublin 2, D02 T380, Ireland

Re: Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as special counsel for ADS-TEC Energy PLC, a public company limited by shares (the “Company”), in connection with the Company’s filing with the Securities and Exchange Commission of a Registration Statement on Form F-3 (as amended, the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), (a) ordinary shares, nominal value $0.0001 per share, of the Company (the “Ordinary Shares”); (b) preferred shares, nominal value $0.0001 per share, of the Company (the “Preferred Shares”); (c) senior debt securities and subordinated debt securities of the Company (collectively, the “Debt Securities”), which may be issued under one or more senior debt indentures (each, a “Senior Indenture”), between the Company and the trustee to be named therein (the “Senior Debt Trustee”), and a subordinated debt indenture (each, a “Subordinated Indenture” and, together with the Senior Indentures, the “Indentures”), between the Company and the trustee to be named therein (the “Subordinated Debt Trustee” and, together with the Senior Debt Trustee, the “Trustees”) or without the use of an Indenture to the extent such issuance without an Indenture is exempt under the terms of the Trust Indenture Act of 1939, as amended; (d) guarantees of Debt Securities by one or more subsidiaries of the Company (the “Guarantees”); (e) warrants of the Company (the “Warrants”), which may be issued under one or more warrant agreements (each, a “Warrant Agreement”), between the Company and the warrant agent to be named therein (the “Warrant Agent”); (f) rights to purchase Ordinary Shares, Preferred Shares and/or Debt Securities (the “Rights”), which may be issued under one or more rights agreements (each, a “Rights Agreement”), between the Company and the rights agent to be named therein (the “Rights Agent”); (g) purchase contracts of the Company (the “Purchase Contracts”), which may be issued under one or more purchase contract agreements (each, a “Purchase Contract Agreement”), between the Company and the purchase contract agent to be named therein (the “Purchase Contract Agent”); and (h) units of the Company (the “Units”), which may be issued under one or more unit agreements (each, a “Unit Agreement”), by and among the Company, a bank or trust company, as unit agent to be named therein (the “Unit Agent”), and the holders from time to time of the Units. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Sec. 229.601(b)(5), in connection with the Registration Statement.

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vii) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

ABU DHABI ♦ ASTANA ♦ ATHENS ♦ AUSTIN ♦ BEIJING ♦ BRUSSELS ♦ CENTURY CITY ♦ CHICAGO ♦ DALLAS ♦ DUBAI ♦ FRANKFURT ♦ HONG KONG
HOUSTON ♦ LONDON ♦ LOS ANGELES ♦ MIAMI ♦ MUNICH ♦ NEW YORK ♦ ORANGE COUNTY ♦ PARIS ♦ PHILADELPHIA ♦ PITTSBURGH
PRINCETON ♦ RICHMOND ♦ SAN FRANCISCO ♦ SHANGHAI ♦ SILICON VALLEY ♦ SINGAPORE ♦ TYSONS ♦ WASHINGTON, D.C. ♦ WILMINGTON

ADS-TEC Energy PLC

March 13, 2025

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion:

1.	When the applicable Indenture and any supplemental indenture, if any, to be entered into in connection with the issuance of any Debt Securities and related Guarantees, if applicable, has been duly authorized, executed and delivered by the applicable Trustee and the Company; any applicable Indenture, if required, has been duly qualified under the Trust Indenture Act of 1939, as amended, if qualification is required thereunder; the specific terms of a particular series of Debt Securities and related Guarantees, if applicable, have been duly authorized and established in accordance with such Indenture, if any; and such Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the Indenture, if any, and the applicable underwriting or other agreement against payment therefor, such Debt Securities and related Guarantees, if applicable, will constitute valid and binding obligations of the Company and one or more of its subsidiaries as applicable, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as sto (w) the enforceability of any waiver of rights under any usury or stay law, (x) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above, (y) the validity, legally binding effect or enforceability of any section of the applicable Indenture, if any, that requires or relates to adjustments to the conversion rate at a rate or in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or forfeiture or (z) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Debt Securities to the extent determined to constitute unearned interest.

2.	When the Warrant Agreement to be entered into in connection with the issuance of any Warrants has been duly authorized, executed and delivered by the Warrant Agent and the Company; the specific terms of the Warrants have been duly authorized and established in accordance with the Warrant Agreement; and such Warrants have been duly authorized, executed, issued and delivered in accordance with the Warrant Agreement and the applicable underwriting or other agreement against payment therefor, such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

3.	When the Purchase Contract Agreement to be entered into in connection with the issuance of any Purchase Contracts has been duly authorized, executed and delivered by the Purchase Contract Agent and the Company; the specific terms of the Purchase Contracts have been duly authorized and established in accordance with the Purchase Contract Agreement; and such Purchase Contracts have been duly authorized, executed, issued and delivered in accordance with the Purchase Contract Agreement and the applicable underwriting or other agreement against payment therefor, such Purchase Contracts will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

4.	When the Unit Agreement to be entered into in connection with the issuance of any Units has been duly authorized, executed and delivered by the Unit Agent and the Company; the specific terms of the Units have been duly authorized and established in accordance with the Unit Agreement; and such Units have been duly authorized, executed, issued and delivered in accordance with the Unit Agreement and the applicable underwriting or other agreement against payment therefor, such Units will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

ADS-TEC Energy PLC

March 13, 2025

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Board of Directors of the Company, as required under Irish law, shall have duly established the terms of such security (and that such security is governed by the laws of the State of New York) and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded; (ii) the Company is, and shall remain, validly existing as a corporation in good standing (to the extent such concept exists) under the laws of Ireland; (iii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; (iv) the applicable Indenture, Debt Securities, Guarantees, Warrant Agreement, Purchase Contract Agreement, and Unit Agreement are each valid, binding and enforceable agreements of each party thereto (other than as expressly covered above in respect of the Company); and (v) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that the execution, delivery and performance by the Company of any Debt Security whose terms are established subsequent to the date hereof (a) are within its corporate powers, (b) do not contravene, or constitute a default under, the articles of association or other constitutive documents of the Company, (c) require no action by or in respect of, or filing with, any governmental body, agency or official and (d) do not contravene, or constitute a default under public policy, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York. Insofar as the foregoing opinion involves matters governed by the laws of Ireland, we have relied, without independent inquiry or investigation, on the opinion of Arthur Cox delivered to you today.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

REED SMITH LLP

REED SMITH LLP
a Limited Liability Partnership